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                                                                     EXHIBIT 5.1


                  [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]


                                December 4, 2000

WatchGuard Technologies, Inc.
505 Fifth Avenue South, Suite 500
Seattle, WA  98104

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to WatchGuard Technologies, Inc. (the "Company") in connection with the sale by certain selling stockholders of the Company of up to 1,292,997 shares (the "Shares") of the Company's common stock, $.001 par value per share, and in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, that the Company is filing with the Securities and Exchange Commission with respect to the Shares.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. Based on the foregoing, we are of the opinion that upon (i) the effectiveness of the registration statement and any amendments thereto; (ii) due action by the selling stockholders authorizing the sale of the Shares; (iii) the offering and sale of the Shares as contemplated by the Registration Statement and in accordance with the actions of the selling stockholders authorizing the sale of the Shares; and (iv) receipt by the selling stockholders of the consideration for the Shares as contemplated by the Registration Statement, the Shares will be duly authorized and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the reference to our firm in the Registration Statement under the heading "Legality of Common Stock." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP